Exhibit 99.1
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
Introduction
On January 31, 2025 (the “Closing Date”), Crescent Energy Company (“Crescent”) completed its acquisition of all of the issued and outstanding securities of Ridgemar (Eagle Ford) LLC (“Ridgemar EF” and such transaction, the “Ridgemar Acquisition”) pursuant to the Membership Interest Purchase Agreement (the “Purchase Agreement”), dated December 3, 2024, by and among Crescent Energy Finance LLC (the “Purchaser”), Crescent, Ridgemar Energy Operating, LLC (the “Seller”) and Ridgemar EF.
Pursuant to the Purchase Agreement, the Seller received aggregate consideration, before customary purchase price adjustments, consisting of (i) $830.0 million in cash (the “Cash Consideration”), and (ii) 5,454,546 shares of Class A Common Stock, par value $0.0001 per share (“Crescent Class A Common Stock”) of Crescent (the “Stock Consideration”). Up to $170.0 million in earn-out consideration (the “Contingent Consideration”) may also be paid by Crescent quarterly in fiscal years 2026 and 2027 based on the quarterly NYMEX WTI price of crude oil in fiscal years 2026 and 2027, subject to customary purchase price adjustments set forth in the Purchase Agreement.
On July 30, 2024, Crescent consummated the merger contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated May 15, 2024, between Crescent, SilverBow Resources, Inc., a Delaware corporation (“SilverBow”), Artemis Acquisition Holdings Inc., a Delaware corporation and a direct wholly owned subsidiary of Crescent, Artemis Merger Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of Crescent, and Artemis Merger Sub II LLC, a Delaware limited liability company, pursuant to which, among other things, Crescent has agreed to acquire SilverBow (the “SilverBow Merger”).
Subject to the terms and conditions of the Merger Agreement, each share of SilverBow common stock, par value $0.01 per share (“SilverBow Common Stock”), issued and outstanding immediately prior to the Initial Merger Effective Time (other than the Excluded Shares), was converted into the right to receive, pursuant to an election, one of the following forms of consideration: (A) a combination of 1.866 shares of Crescent Class A Common Stock and $15.31 in cash (the “Mixed Consideration”), (B) $38.00 in cash (the “Cash Election Consideration”), or (C) 3.125 shares of Crescent Class A Common Stock (the “Stock Election Consideration,” and together with the Mixed Consideration and the Cash Election Consideration, the “Merger Consideration”).
The assets and liabilities of Ridgemar EF represent substantially all of the key operating assets of Ridgemar Energy Management, LLC (“Ridgemar”). The unaudited pro forma condensed combined statements of operations (the “pro forma statements of operations”) have been prepared from the respective historical consolidated statements of operations of Crescent, Ridgemar and SilverBow, adjusted to give effect to (i) the Ridgemar Acquisition, (ii) the SilverBow Merger, (iii) the issuance of $750 million aggregate principal amount of 7.375% Senior Notes due 2033 on June 14, 2024 (the “2033 Notes Offering”), (iv) borrowings of $724.0 million under Crescent’s Revolving Credit Facility (the “Crescent Revolving Credit Facility Borrowing”) and (v) the amendment to Crescent’s Revolving Credit Facility entered into in connection with the closing of the SilverBow Merger (the “Crescent Revolving Credit Facility Amendment” and together with the Ridgemar Acquisition, the SilverBow Merger, the 2033 Notes Offering, and the Crescent Revolving Credit Facility Borrowing, the “Pro Forma Transactions”) as if each had occurred on January 1, 2024. The pro forma statement of operations for the year ended December 31, 2024 contains certain reclassification adjustments to conform Ridgemar’s and SilverBow’s historical financial statement presentation with Crescent’s historical financial statement presentation.
The following pro forma statements of operations are based on, and should be read in conjunction with:
•the historical audited consolidated financial statements of Crescent for the year ended December 31, 2024 and the unaudited condensed consolidated financial statements of Crescent as of and for the six months ended June 30, 2025, and the related notes thereto;
•the historical audited consolidated financial statements of Ridgemar for the year ended December 31, 2024, and the related notes thereto;

•the historical audited consolidated financial statements of SilverBow for the year ended December 31, 2023 and the unaudited condensed consolidated financial statements of SilverBow as of and for the six months ended June 30, 2024, and the related notes thereto; and
•the “Management’s discussion and analysis of financial condition and results of operations” and the “Risk factors” and other cautionary statements included in the respective Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q of Crescent and SilverBow.
The pro forma statements of operations were derived by making certain transaction accounting adjustments to the historical statements of operations noted above. The adjustments are based on currently available information and certain estimates and assumptions. Therefore, the actual impact of the Ridgemar Acquisition and the SilverBow Merger may differ from the adjustments made to the pro forma statements of operations. However, management believes that the assumptions provide a reasonable basis for presenting the significant effects for the period presented as if the Ridgemar Acquisition had been consummated earlier, and that all adjustments necessary to fairly present the pro forma statements of operations have been made.
The pro forma statements of operations and related notes are presented for illustrative purposes only and should not be relied upon as an indication of the operating results that Crescent would have achieved if the Purchase Agreement and the Merger Agreement had been entered into and the Ridgemar Acquisition and the SilverBow Merger had taken place on the assumed date. The pro forma statements of operations do not reflect future events that may occur after the consummation of the Ridgemar Acquisition and the SilverBow Merger, including, but not limited to, the anticipated realization of ongoing savings from potential operating efficiencies, asset dispositions, cost savings, or economies of scale that Crescent may achieve with respect to the combined operations. As a result, future results may vary significantly from the results reflected in the pro forma statements of operations and should not be relied on as an indication of the future results of Crescent.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Six Months Ended June 30, 2025
(in thousands, except per share data)

	Crescent (Historical)	Ridgemar (Historical)	Transaction Accounting Adjustments		Crescent Pro Forma Combined
Revenues:
Oil	$1,222,147	$37,937	$—		$1,260,084
Natural gas	346,441	946	—		347,387
Natural gas liquids	205,717	1,756	—		207,473
Midstream and other	73,851	—	—		73,851
Total revenues	1,848,156	40,639	—		1,888,795
Expenses:
Lease operating expense	321,745	3,852	—		325,597
Workover expense	35,381	425	—		35,806
Asset operating expense	50,724	—	—		50,724
Gathering, transportation and marketing	211,362	1,456	—		212,818
Production and other taxes	115,487	1,611	—		117,098
Depreciation, depletion and amortization	579,629	—	7,218	(a)	586,847
Impairment of oil and natural gas properties	48,632	—	—		48,632
Exploration expense	5,880	—	—		5,880
Midstream and other operating expense	58,843	—	—		58,843
General and administrative expense	181,382	—	—		181,382
Gain on sale of assets	(12,772)	—	—		(12,772)
Total expenses	1,596,293	7,344	7,218		1,610,855
Income from operations	251,863	33,295	(7,218)		277,940
Other income (expense):
Gain on derivatives	107,557	—	—		107,557
Interest expense	(148,400)	—	(3,397)	(d)	(151,797)
Other income	231	—	—		231
Income from equity affiliates	831	—	—		831
Total other income (expense)	(39,781)	—	(3,397)		(43,178)
Income before taxes	212,082	33,295	(10,615)		234,762
Income tax expense	(43,670)	—	(3,772)	(g)	(47,442)
Net income	168,412	33,295	(14,387)		187,320
Less: net income attributable to noncontrolling interests	(3,288)	—	—		(3,288)
Less: net income attributable to redeemable noncontrolling interests	(14,050)	—	(5,727)	(h)	(19,777)
Net income (loss) attributable to Crescent Energy	$151,074	$33,295	$(20,114)		$164,255
Net income (loss) per share:
Class A common stock – basic	$0.68				$0.74	(i)
Class A common stock – diluted	$0.67				$0.72	(i)
Class B common stock – basic and diluted	$—				$—
Weighted average shares outstanding:
Class A common stock – basic	222,405				223,339	(i)
Class A common stock – diluted	225,285				226,219	(i)
Class B common stock – basic and diluted	33,494				33,494
The accompanying notes are an integral part of these unaudited pro forma condensed combined statements of operations.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2024
(in thousands, except per share data)

	Crescent (Historical)	SilverBow As Adjusted (See Note 3)	Ridgemar As Adjusted (See Note 4)	Transaction Accounting Adjustments		Crescent Pro Forma Combined
Revenues:
Oil	$2,130,418	$405,549	$418,891	$—		$2,954,858
Natural gas	349,858	112,294	4,839	—		466,991
Natural gas liquids	316,981	85,270	12,109	—		414,360
Midstream and other	133,662	592	—	—		134,254
Total revenues	2,930,919	603,705	435,839	—		3,970,463
Expenses:
Lease operating expense	528,822	77,117	55,792	—		661,731
Workover expense	60,312	3,158	9,842	—		73,312
Asset operating expense	103,220	—	—	—		103,220
Gathering, transportation and marketing	312,931	82,932	8,419	—		404,282
Production and other taxes	162,634	38,309	26,553	—		227,496
Depreciation, depletion and amortization	949,480	217,624	90,877	(142,536)	(a)	1,115,445
Impairment of oil and natural gas properties	161,542	—	—	—		161,542
Exploration expense	16,591	—	—	—		16,591
Midstream and other operating expense	110,136	—	—	—		110,136
General and administrative expense	336,219	66,900	5,798	24,478	(b)	433,395
Gain on sale of assets	(29,430)	—	—	—		(29,430)
Total expenses	2,712,457	486,040	197,281	(118,058)		3,277,720
Income (loss) from operations	218,462	117,665	238,558	118,058		692,743
Other income (expense):
Gain (loss) on derivatives	(114,348)	8,040	11,200	(11,200)	(c)	(106,308)
Interest expense	(216,263)	(76,987)	(26,682)	(52,001)	(d)	(341,419)
				26,682	(e)
				3,832	(f)
Loss from extinguishment of debt	(59,095)	—	—	—		(59,095)
Other income	1,760	108	1,447	—		3,315
Income from equity affiliates	729	—	—	—		729
Total other income (expense)	(387,217)	(68,839)	(14,035)	(32,687)		(502,778)
Income (loss) before taxes	(168,755)	48,826	224,523	85,371		189,965
Income tax benefit (expense)	31,072	2,294	—	(58,335)	(g)	(24,969)
Net income (loss)	(137,683)	51,120	224,523	27,036		164,996
Less: net loss attributable to noncontrolling interests	1,215	—	—	—		1,215
Less: net (income) loss attributable to redeemable noncontrolling interests	21,863	—	—	(103,141)	(h)	(81,278)
Net income (loss) attributable to Crescent Energy	$(114,605)	$51,120	$224,523	$(76,105)		$84,933
Net income (loss) per share:

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2024
(in thousands, except per share data)

Class A common stock – basic	$(0.88)	$0.51	(i)
Class A common stock – diluted	$(0.88)	$0.51	(i)
Class B common stock – basic and diluted	$—	$—
Weighted average shares outstanding:
Class A common stock – basic	130,715	166,401	(i)
Class A common stock – diluted	130,715	166,401	(i)
Class B common stock – basic and diluted	70,519	70,519
The accompanying notes are an integral part of these unaudited pro forma condensed combined statements of operations.

Notes to unaudited pro forma condensed combined statements of operations
NOTE 1 – Basis of pro forma presentation
The pro forma statement of operations for the year ended December 31, 2024 has been derived from the historical financial statements of Crescent, Ridgemar and SilverBow. The pro forma statement of operations for the six months ended June 30, 2025 has been derived from the historical financial statements of Crescent and financial information of Ridgemar EF for the period from January 1, 2025 through January 30, 2025. The pro forma statements of operations give effect to the Pro Forma Transactions as if each had occurred on January 1, 2024.
The pro forma statements of operations reflect pro forma adjustments that are based on available information and certain assumptions that management believes are reasonable. However, actual results may differ from those reflected in these pro forma statements of operations. In management’s opinion, all adjustments known to date that are necessary to fairly present the pro forma information have been made. The pro forma statements of operations do not purport to represent what the combined entity’s results of operations would have been if the Ridgemar Acquisition and the SilverBow Merger had actually occurred on the date indicated above, nor are they indicative of Crescent’s future results of operations.
These pro forma statements of operations should be read in conjunction with the historical financial statements, and related notes thereto, of Crescent, Ridgemar and SilverBow for the periods presented.
NOTE 2 – Pro forma purchase price allocation
The Ridgemar Acquisition was accounted for as an asset acquisition. The SilverBow Merger was accounted for using the acquisition method of accounting for business combinations in accordance with ASC 805 with Crescent considered to be the accounting acquirer. The allocations of the purchase price for Ridgemar EF and SilverBow are based upon management’s estimates of and assumptions related to the fair value of assets acquired and liabilities assumed as of the closing date of each respective acquisition using currently available information.

The determination of consideration transferred and the fair value of assets acquired and liabilities assumed are as follows (in thousands, except share and per share data):

	Ridgemar Acquisition	SilverBow Merger
Consideration transferred:
Equity consideration:
Shares of Crescent Class A Common Stock issued	5,454,546	50,363,304
Closing price of Crescent Class A Common Stock on acquisition date	$15.06	$11.82
Fair value of Crescent Class A Common Stock issued	$82,145	$595,294
Cash consideration	807,247	358,092
Settlement of equity awards	—	34,987
Fair value of contingent earn-out consideration	51,746	—
Transaction costs capitalized	18,484	—
Consideration transferred	$959,622	$988,373
Assets acquired:
Cash and cash equivalents	$—	$5,200
Accounts receivable, net	1,150	135,210
Derivatives assets – current	—	100,601
Prepaid expenses and other current assets	—	7,099
Oil and natural gas properties - proved	988,758	1,985,363
Oil and natural gas properties - unproved	—	229,459
Field and other property and equipment	3,240	4,586
Derivative assets – noncurrent	—	37,870
Other assets	—	25,199
Total assets acquired	993,148	2,530,587
Liabilities assumed:
Accounts payable and accrued liabilities	(9,565)	(198,831)
Acquired deferred acquisition consideration	—	(76,550)
Other liabilities - current	(573)	(10,029)
Debt	—	(1,140,625)
Deferred tax liability	—	(79,070)
Asset retirement obligations	(22,855)	(25,683)
Other liabilities - noncurrent	(533)	(11,426)
Total liabilities assumed	(33,526)	(1,542,214)
Net assets acquired	$959,622	$988,373
NOTE 3 – Adjustments to SilverBow’s historical statement of operations
Pro forma statement of operations reclassification adjustments for the year ended December 31, 2024
Certain reclassification adjustments were made to SilverBow’s historical statement of operations in order to conform with Crescent’s financial statement presentation. A reconciliation of amounts derived and presented as

“SilverBow As Adjusted” within the pro forma statement of operations for the year ended December 31, 2024 is as follows (in thousands, except per share data):

	SilverBow (Historical)(1)	SilverBow (Historical)(2)	SilverBow Reclassification Adjustments	SilverBow As Adjusted
Revenues:
Oil and gas sales	$510,510	$93,195	$(603,705)	$—
Oil	—	—	405,549	405,549
Natural gas	—	—	112,294	112,294
Natural gas liquids	—	—	85,270	85,270
Midstream and other	—	—	592	592
Operating Expenses:
Lease operating expense	64,446	12,671	—	77,117
Workovers	2,561	597	(3,158)	—
Workover expense	—	—	3,158	3,158
Transportation and gas processing	69,204	13,728	(82,932)	—
Gathering, transportation and marketing	—	—	82,932	82,932
Severance and other taxes	32,354	5,955	(38,309)	—
Production and other taxes	—	—	38,309	38,309
Depreciation, depletion and amortization	184,857	32,031	736	217,624
Accretion of asset retirement obligations	629	107	(736)	—
General and administrative, net	33,373	33,527	(66,900)	—
General and administrative expense	—	—	66,900	66,900
Total Operating Expenses	387,424	98,616	—	486,040
Operating Income	123,086	(5,421)	—	117,665
Non-Operating Income (Expense)
Gain (loss) on commodity derivatives, net	(63,012)	71,052	(8,040)	—
Gain (loss) on derivatives	—	—	8,040	8,040
Interest expense, net	(69,744)	(7,243)	76,987	—
Interest expense	—	—	(76,987)	(76,987)
Other income (expense), net	337	(229)	(108)	—
Other income	—	—	108	108
Income (Loss) Before Income Taxes	(9,333)	58,159	—	48,826
Provision (Benefit) for Income Taxes	(2,298)	4	2,294	—
Income tax benefit	—	—	2,294	2,294
Net Income (Loss)	$(7,035)	$58,155	$—	$51,120

Per Share Amounts:
Basic Earnings (Loss) Per Share	$(0.28)
Diluted Earnings (Loss) Per Share	$(0.28)
Weighted-Average Shares Outstanding:
Weighted-Average Shares Outstanding - Basic	25,491
Weighted-Average Shares Outstanding - Diluted	25,491
______________
(1)Reflects the historical operations of SilverBow for the six months ended June 30, 2024.
(2)Reflects the historical operations of SilverBow for the period from July 1, 2024 through July 29, 2024.

NOTE 4 – Adjustments to Ridgemar’s historical statements of operations
Pro forma statement of operations reclassification adjustments for the year ended December 31, 2024
Certain reclassification adjustments were made to Ridgemar’s historical statement of operations for the year ended December 31, 2024 in order to conform with Crescent’s financial statement presentation. A reconciliation of amounts derived and presented as “Ridgemar As Adjusted” within the pro forma statement of operations for the year ended December 31, 2024 is as follows (in thousands):

	Ridgemar (Historical)	Ridgemar Reclassification Adjustments	Ridgemar As Adjusted
REVENUES, NET:
Oil	$418,891	$—	$418,891
Natural gas	4,839	—	4,839
Natural gas liquids	12,109	—	12,109
Total revenues, net	435,839	—	435,839
OPERATING EXPENSES:
Lease operating	55,792	—	55,792
Workover	9,842	—	9,842
Production, ad valorem and severance tax	26,553	(26,553)	—
Production and other taxes	—	26,553	26,553
Transportation expenses	8,419	(8,419)	—
Gathering, transportation and marketing	—	8,419	8,419
Depreciation, depletion, amortization and accretion	90,877	(90,877)	—
Depreciation, depletion and amortization	—	90,877	90,877
General and administrative	5,798	—	5,798
Total operating expenses	197,281	—	197,281
INCOME FROM OPERATIONS	238,558	—	238,558
OTHER INCOME (EXPENSES):
Net gain (loss) on commodity derivatives	11,200	(11,200)	—
Gain (loss) on derivatives	—	11,200	11,200
Interest expense	(26,682)	—	(26,682)
Other income	1,447	—	1,447
Total other expenses, net	(14,035)	—	(14,035)
NET INCOME	$224,523	$—	$224,523

NOTE 5 – Adjustments to the pro forma statements of operations
The pro forma statements of operations have been prepared to illustrate the effects of the Ridgemar Acquisition and the SilverBow Merger and have been prepared for informational purposes only.
The preceding pro forma statements of operations have been prepared in accordance with Article 11 of Regulation S-X which requires the presentation of adjustments to account for the pro forma transactions (“Transaction Accounting Adjustments”) and allows for supplemental disclosure of the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management Adjustments”). Management has elected not to present Management Adjustments.
Pro forma statements of operations adjustments for the six months ended June 30, 2025 and for the year ended December 31, 2024
The adjustments included in the pro forma statements of operations are as follows:
(a)Reflects pro forma depletion expense and accretion expense calculated in accordance with the successful efforts method of accounting for oil and gas properties.

(b)Reflects the impact on general and administrative expense related to increases in Crescent’s Management Fee and the Management Incentive Plan related to the issuance of additional shares of Crescent Class A Common Stock.
(c)Reflects the elimination of Ridgemar’s historical gain on derivatives related to Ridgemar’s commodity derivatives that were settled prior to, and not part of, the Ridgemar Acquisition.
(d)Reflects the pro forma interest expense related to borrowings of $655.0 million under Crescent’s Revolving Credit Facility to fund a portion of the Cash Consideration for Ridgemar Acquisition.
(e)Reflects the elimination of historical interest expense related to Ridgemar’s credit facility that was not assumed as part of the Ridgemar Acquisition.
(f)Reflects the adjustment to pro forma interest expense related to the 2033 Notes Offering and the Crescent Revolving Credit Facility Borrowing that was used to fund a portion of the repayment of SilverBow’s credit facility borrowings due 2026 and Second Lien Notes due 2028 and the cash payments related to the Merger Consideration for the SilverBow Merger, including cash of $24.5 million to settle SilverBow’s Equity Awards.
(g)Reflects the income tax effect of the Pro Forma Adjustments presented. The tax rates applied to the Pro Forma Adjustments for the six months ended June 30, 2025 and for the year ended December 31, 2024 was the estimated combined federal and state statutory rate, after the effect of noncontrolling interests, of 16.6% and 15.6%, respectively. The effective rate of Crescent could be significantly different (either higher or lower) depending on a variety of factors.
(h)Reflects the impact of the allocation of net income attributable to redeemable noncontrolling interests related to the change in Crescent’s ownership of Crescent Energy OpCo LLC resulting from the issuance of additional shares of Crescent Class A Common Stock.
(i)Reflects the impact of the allocation of net income attributable to Crescent and the issuance of additional shares of Crescent Class A Common Stock on the computation of basic and diluted net income (loss) per share.
NOTE 6 – Supplemental unaudited pro forma oil and natural gas reserves information
Oil and natural gas reserves
The following tables present the estimated unaudited pro forma net proved developed and undeveloped oil, natural gas, and NGL reserve information as of December 31, 2024 for Crescent’s consolidated operations, along with a summary of changes in quantities of net remaining proved reserves for the year ended December 31, 2024. Crescent’s equity affiliates had no proved oil, natural gas, and NGL reserves as of December 31, 2024 and 2023. The disclosures below are derived from “Oil and natural gas reserves” for the year ended December 31, 2024 reported in Crescent’s Annual Report on Form 10-K and Ridgemar’s annual financial statements included within Crescent’s Current Report on Form 8-K/A dated April 11, 2025. The estimates below are in certain instances presented on a “barrels of oil equivalent” or “Boe” basis. To determine Boe in the following tables, natural gas is converted to a crude oil equivalent at the ratio of six Mcf of natural gas to one barrel of crude oil equivalent.
The unaudited pro forma oil and natural gas reserve information is not necessarily indicative of the results that might have occurred had the Ridgemar Acquisition been completed on January 1, 2024 and is not intended to be a projection of future results. Future results may vary significantly from the results reflected because of various factors, including those discussed in “Risk Factors” included in Crescent’s Annual Report on Form 10-K.

The unaudited pro forma net proved developed and undeveloped oil, natural gas, and NGL reserves as of December 31, 2024 and 2023 and the changes in the pro forma quantities of net remaining proved reserves for the year ended December 31, 2024 are as follows:

	Oil and Condensate (MBbls)
	Crescent (Historical)	Ridgemar (Historical)	SilverBow Merger Adjustments	Crescent Pro Forma Combined
Proved Developed and Undeveloped Reserves as of:
December 31, 2023	250,465	44,506	94,958	389,929
Revisions of previous estimates	(17,316)	(485)	(18,988)	(36,789)
Extensions, discoveries, and other additions	16,626	20,719	—	37,345
Sales of reserves in place	(3,344)	—	—	(3,344)
Purchases of reserves in place	81,204	940	(70,743)	11,401
Production	(29,945)	(5,474)	(5,227)	(40,646)
December 31, 2024	297,690	60,206	—	357,896

Proved Developed Reserves as of:
December 31, 2023	176,546	32,790	40,738	250,074
December 31, 2024	193,611	37,975	—	231,586

Proved Undeveloped Reserves as of:
December 31, 2023	73,919	11,716	54,220	139,855
December 31, 2024	104,079	22,231	—	126,310

	Natural Gas (MMcf)
	Crescent (Historical)	Ridgemar (Historical)	SilverBow Merger Adjustments	Crescent Pro Forma Combined
Proved Developed and Undeveloped Reserves as of:
December 31, 2023	1,176,416	59,252	1,677,939	2,913,607
Revisions of previous estimates	(210,432)	(16,086)	(873,417)	(1,099,935)
Extensions, discoveries, and other additions	70,632	24,189	—	94,821
Sales of reserves in place	(5,318)	—	—	(5,318)
Purchases of reserves in place	746,988	4,139	(741,718)	9,409
Production	(183,227)	(4,421)	(62,804)	(250,452)
December 31, 2024	1,595,059	67,073	—	1,662,132

Proved Developed Reserves as of:
December 31, 2023	1,032,578	44,525	736,075	1,813,178
December 31, 2024	1,342,718	41,111	—	1,383,829

Proved Undeveloped Reserves as of:
December 31, 2023	143,838	14,727	941,864	1,100,429
December 31, 2024	252,341	25,962	—	278,303

	NGLs (MBbls)
	Crescent (Historical)	Ridgemar (Historical)	SilverBow Merger Adjustments	Crescent Pro Forma Combined
Proved Developed and Undeveloped Reserves as of:
December 31, 2023	101,632	10,531	71,236	183,399
Revisions of previous estimates	(11,263)	(2,544)	(9,745)	(23,552)
Extensions, discoveries, and other additions	10,604	4,409	—	15,013
Sales of reserves in place	(767)	—	—	(767)
Purchases of reserves in place	58,664	458	(57,581)	1,541
Production	(13,154)	(801)	(3,910)	(17,865)
December 31, 2024	145,716	12,053	—	157,769

Proved Developed Reserves as of:
December 31, 2023	87,316	7,767	38,702	133,785
December 31, 2024	109,223	7,380	—	116,603

Proved Undeveloped Reserves as of:
December 31, 2023	14,316	2,764	32,534	49,614
December 31, 2024	36,493	4,673	—	41,166

	Total (MBoe)
	Crescent (Historical)	Ridgemar (Historical)	SilverBow Merger Adjustments	Crescent Pro Forma Combined
Proved Developed and Undeveloped Reserves as of:
December 31, 2023	548,166	64,912	445,850	1,058,928
Revisions of previous estimates	(63,648)	(5,710)	(174,302)	(243,660)
Extensions, discoveries, and other additions	39,002	29,160	—	68,162
Sales of reserves in place	(4,998)	—	—	(4,998)
Purchases of reserves in place	264,366	2,088	(251,944)	14,510
Production	(73,637)	(7,012)	(19,604)	(100,253)
December 31, 2024	709,251	83,438	—	792,689

Proved Developed Reserves as of:
December 31, 2023	435,958	47,977	202,120	686,055
December 31, 2024	526,622	52,207	—	578,829

Proved Undeveloped Reserves as of:
December 31, 2023	112,208	16,935	243,730	372,873
December 31, 2024	182,629	31,231	—	213,860
Standardized measure of discounted future net cash flows
The following table presents the estimated unaudited pro forma standardized measure of discounted future net cash flows (the “pro forma standardized measure”) at December 31, 2024. The pro forma standardized measure information set forth below gives effect to the Ridgemar Acquisition as if they had been completed on January 1, 2024. The Ridgemar Acquisition Adjustments reflect adjustments related to the tax effects resulting from the Ridgemar Acquisition. The disclosures below are derived from the “Standardized measure of discounted future net cash flows” for the year ended December 31, 2024 reported in Crescent’s Annual Report on Form 10-K and Ridgemar’s annual financial statements included within Crescent’s Current Report on Form 8-K/A dated April 11, 2025. An explanation of the underlying methodology applied, as required by SEC regulations, can be found within the historical financial statements included in Crescent’s Annual Report on Form 10-K. The calculations assume the continuation of existing economic, operating and contractual conditions at December 31, 2024.
The pro forma standardized measure is not necessarily indicative of the results that might have occurred had the Ridgemar Acquisition been completed on January 1, 2024 and is not intended to be a projection of future results. Future results may vary significantly from the results reflected because of various factors, including those discussed in “Risk Factors” included in Crescent’s Annual Reports on Form 10-K.
The pro forma standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves as of December 31, 2024 is as follows:

	(in thousands)
	Crescent (Historical)	Ridgemar (Historical)	Ridgemar Acquisition Adjustments	Crescent Pro Forma Combined
Future cash inflows	$27,890,094	$4,974,150	$—	$32,864,244
Future production costs	(12,981,064)	(1,713,905)	—	(14,694,969)
Future development costs (1)	(3,801,466)	(604,803)	—	(4,406,269)
Future income taxes	(1,055,147)	(26,115)	(226,135)	(1,307,397)
Future net cash flows	$10,052,417	$2,629,327	$(226,135)	$12,455,609
Annual discount of 10% for estimated timing	(4,348,722)	(1,102,801)	94,846	(5,356,677)
Standardized measure of discounted future net cash flows as of December 31, 2024	$5,703,695	$1,526,526	$(131,289)	$7,098,932
______________
(1)Future development costs include future abandonment and salvage costs.
Changes in standardized measure
The disclosures below are derived from the “Changes in standardized measure” for the year ended December 31, 2024 reported in Crescent’s Annual Report on Form 10-K and Ridgemar’s annual financial statements included within Crescent’s Current Report on Form 8-K/A dated April 11, 2025. The changes in the pro forma standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves for the year ended December 31, 2024 are as follows:

	Crescent (Historical)	Ridgemar (Historical)	Transaction Accounting Adjustments	Crescent Pro Forma Combined
Balance at December 31, 2023	$5,289,182	$1,182,071	$2,217,778	$8,689,031
Net change in prices and production costs	(47,265)	61,545	(90,764)	(76,484)
Net change in future development costs	(92,580)	29,065	97,381	33,866
Sales and transfers of oil and natural gas produced, net of production expenses	(1,715,764)	(335,233)	(401,597)	(2,452,594)
Extensions, discoveries, additions and improved recovery, net of related costs	318,421	407,572	—	725,993
Purchases of reserves in place	2,493,077	16,721	(2,279,196)	230,602
Sales of reserves in place	(70,549)	—	—	(70,549)
Revisions of previous quantity estimates	(817,132)	(67,045)	(389,585)	(1,273,762)
Previously estimated development costs incurred	369,595	136,717	279,692	786,004
Net change in taxes	(478,046)	(3,553)	129,026	(352,573)
Accretion of discount	556,612	119,348	125,135	801,095
Changes in timing and other	(101,856)	(20,682)	180,841	58,303
Balance at December 31, 2024	$5,703,695	$1,526,526	$(131,289)	$7,098,932